Exhibit 1.1

Constitution

Prima Biomed Ltd
ACN 009 237 889

Table of Contents

1.	Definition and Interpretation	4

2.	Exercise of powers	6

3.	Share capital	7

4.	Brokerage and commission	9

5.	Ownership of Securities	9

6.	Variation of class rights	9

7.	Certificates	10

8.	Calls on shares	11

9.	Forfeiture of Securities	12

10.	Lien	13

11.	Sale of Unmarketable Parcels of Shares	14

12.	Transfer of Securities	16

13.	Transmission of Securities	20

14.	Conversion and reduction of capital	21

15.	General meetings	21

16.	Proceedings at general meeting	23

17.	Votes of members	25

18.	Proxies	26

19.	Body corporate representatives	27

20.	Meetings of classes of shareholders	27

21.	Directors	28

22.	Disqualification of directors	29

23.	Rotation of directors	31

24.	Tenure and removal of directors	31

25.	Managing director	32

26.	Alternate directors	33

27.	Powers and duties of directors	33

28.	Proceedings of directors	33

29.	Secretary	36

30.	Minutes	36

31.	Seal and execution of documents	36

32.	Dividends	37

33.	Reserves and provisions	39

34.	Accounts	41

35.	Notices	41

36.	Winding up	43

37.	Indemnity and insurance	44

38.	Deadlock	44

39.	ASX	44

Constitution of Prima Biomed Ltd ACN 009 237 889

1.	Definition and Interpretation

1.1	Definitions

In this constitution, unless the contrary intention appears, the following words have the following meanings:

Term:	Definition:

Approved CS facility	has the same meaning given to that term in the Listing Rules.

ASTC	ASX Settlement and Transfer Corporation Pty Limited ACN 008 504 532.

ASTC Settlement Rules	the operating rules of the settlement facility provided by ASTC.

ASX	ASX Limited ACN 008 624 691 and includes, any body corporate succeeding to all or most of the powers, functions and duties of ASX Limited.

Board	the board of Directors of the Company from time to time or any committee of the Directors.

Business Day	has the same meaning given to that term in the Listing Rules.

Certificated Securities	Securities of the Company which are evidenced by certificates which have been issued and not subsequently cancelled.

CHESS	has the meaning given to that term in the ASTC Settlement Rules.

CHESS approved	Securities of the Company for which CHESS approval has been given in accordance with the ASTC Settlement Rules.

CHESS Holding	has the same meaning as given in the ASTC Settlement Rules.

Company	Prima Biomed Ltd ACN 009 237 889.

Corporations Act	Corporations Act 2001 (Cth).

CS facility	has the meaning given to that term in the Corporations Act.

Directors

the directors of the Company, or such number of them as have authority to act for the Company and includes, a person duly appointed and for the time being acting as an attorney for a director of the Company or as an alternate director of the Company.

Divestment Notice	has the meaning given to that term in clause 11.1(b)(i).

Divested Securities	the Securities held by a shareholder which are sold or disposed of by the Company in accordance with clause 11.

Dividend	includes a bonus payment or other distribution of funds.

Holding Lock	has the meaning given to that term in the Listing Rules.

Issued Sponsored Holding	has the same meaning as given in the ASTC Settlement Rules.

Listing Rules	the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List, except to the extent of any express written waiver by ASX.

Marketable Parcel	has the meaning given to that term in the Listing Rules.

Managing Director	a Director appointed to that office pursuant to clause 25.

Member	any person who qualifies as a member of the Company and includes, any person who is the holder of a share in the capital of the Company.

Non-marketable Parcel	a parcel of shares in the Company that is less than a Marketable Parcel.

Official List	has the meaning given to that term in the Listing Rules.

Ordinary Share	an ordinary share in the capital of the Company issued in accordance with the provisions of clause 3.

Plan	has the meaning given to that term in clause 32.11.

Preference Share	a preference share in the capital of the Company issued in accordance with the provisions of clause 3.

Present

when used of a Member in relation to a meeting, means present in person, or by proxy, or by attorney, or if a corporation, by a representative appointed pursuant to this constitution or the Corporations Act.

Register

the register of Members required to be maintained pursuant to the Corporations Act and includes any other subregister required to be maintained under the Listing Rules or any Relevant Operating Rules applicable to the Company.

Relevant Operating Rules

the ASTC Settlement Rules or the operating rules of any CS facility regulating the settlement, clearing and registration of Uncertificated Securities and under which any of the Securities of the Company are approved.

Restricted Securities	has the meaning given to that term in the Listing Rules.

Secretary	any person appointed by the Board from time to time in accordance with the provisions of clause 29.

Securities	has the same meaning given to that term by section 92 of the Corporations Act and includes, but is not limited to, Ordinary Shares, Preference Shares and Voting Shares.

Specified Period	has the meaning given to that term in clause 11.1(b)(i).

Takeover	has the meaning given to that term in the Listing Rules.

Uncertificated Securities	Securities of the Company for which no certificates are issued (or in respect of which any certificate previously issued has been cancelled) and for which certificates are not required by the Corporations Act, the Listing Rules and any Relevant Operating Rules to be issued.

Voting Share	an issued share in the capital of the Company which, by the terms of its issue in accordance with clause 3, confers a right to vote at general meetings of Members or on resolutions to be passed without meetings.

1.2	Interpretation

(a)	In this constitution:

(i)	references to clauses are references to clauses of this constitution;

(ii)	references to an officer of the Company include any person acting for the time being as an officer;

(iii)	words importing the singular include the plural and vice versa;

(iv)	words importing the masculine gender include the feminine gender and vice versa;

(v)	words importing persons include partnerships, associations and corporations and vice versa;

(vi)

words, terms or expressions defined in the Corporations Act, the Listing Rules or any Relevant Operating Rules but not defined in this constitution bear, if not inconsistent with the subject or context, the same meaning when used in this constitution; and

(vii)

references to the Corporations Act, the Listing Rules or any Relevant Operating Rules include any amendment, variation or replacement and any reference to any provision of the Corporations Act, the Listing Rules or any Relevant Operating Rules is a reference to that provision as amended, varied or replaced or waived (as the case may be and whether in respect of the Company or generally) and in the case of the Corporations Act includes, any regulations proclaimed under the Corporations Act.

(viii)	headings are for ease of reference and do not affect interpretation.

(b)	The replaceable rules contained in the Corporations Act do not apply to the Company.

2.	Exercise of powers

The Company may, by resolution or special resolution as the Corporations Act requires, exercise from time to time any power which a company limited by shares may exercise if authorised by the Corporations Act or its constitution.

3.	Share capital

3.1	Classification of shares

(a)

Subject to the Listing Rules, all shares in the capital of the Company are called Ordinary Shares and are deemed to be of one class with the exception of any shares which, by the terms of issue, are classified as Ordinary Shares of any type or class or as Preference Shares of any type or class.

(b)	Ordinary Shares are referred to in this constitution as Voting Shares unless, by the terms of issue, they are declared to be non voting shares.

3.2	Power to issue shares

Subject to this constitution, the Listing Rules and to the provisions of the Corporations Act with respect to the consent of the Members affected and subject and without prejudice to any special rights attached to any Securities for the time being issued, all Securities are under the absolute control of the Directors who may, from time to time:

(a)	issue any Securities;

(b)

create any class or new class of Securities, including Ordinary Shares or Preference Shares (including a class of Preference Shares which are, or at the option of the Company, are to be redeemed, the terms and manner of redemption being (subject to the Corporations Act) determined by the Directors upon the issue of the Preference Shares);

(c)	reclassify or convert any Securities;

(d)

issue or grant options in respect of, or otherwise dispose of, any Securities to such persons, on such terms and conditions and at such times and subject or not to the payment of any part of the amount of the Securities in cash, as the Directors may determine;

(e)	issue any Securities as fully or partly paid Securities as part payment for any property bought by the Company, or for services rendered to the Company; or

(f)

create any new class of Securities with preferred, deferred or other special rights, or subject to rights of compulsory sale, conversion or pre-emption, or subject to rights and restrictions (whether in regard to Dividends, voting, return of share capital or other matters) as the Directors may determine.

3.3	Power to buy-back shares

The Company may, in accordance with the Corporations Act and the Listing Rules, buy back its own shares.

3.4	Preference Shares

(a)	If the Company at any time proposes to issue any Preference Shares with the terms set out in this clause 2, each Preference Share confers on the holder:

(i)	the same rights as holders of Ordinary Shares in relation to receiving notices, reports and audited accounts, and attending meetings of members;

(ii)	the right to vote only:

(1)	during a period during which a dividend (or part of a dividend) in respect of the share is in arrears;

(2)	on a proposal to reduce the share capital of the Company;

(3)	on a resolution to approve the terms of a buy-back agreement;

(4)	on a proposal that affects rights attached to the Preference Share;

(5)	on a proposal to wind up the Company;

(6)	on a proposal for the disposal of the whole of the property, business and undertaking of the Company; and

(7)	during the winding up of the Company;

(iii)

the right in priority to any payment of a Dividend to any other class of shares, to a cumulative preferential Dividend at the rate or of the amount (which may be fixed or variable) and on the conditions (including conditions which may be changed or reset at certain times or upon certain events) that the Board resolves under the terms of issue unless, and to the extent that, the Board resolves under the terms of issue that there is no right to receive a Dividend;

(iv)

the right in winding up or on a reduction of capital, and on redemption in the case of a redeemable Preference Share, to payment in cash of any arrears of Dividend in respect of that Preference Share in priority to any other class of share;

(v)

the right in a winding up or on a reduction of capital, and on redemption in the case of a redeemable Preference Share, to payment of any amount (which may include the amount paid or agreed to be considered as paid on the Preference Share) that the Board resolves at the time of issue, and payment of such amount will rank in priority to any other class of share.

(vi)	the right to a bonus issue or capitalisation of profits in favour of the holders of Preference Shares, if and only to the extent the Board resolves under the terms of issue;

(vii)	no right to participate beyond the extent elsewhere specified in this clause 3.4 in surplus assets or profits of the Company, whether in winding up or otherwise.

In the case of a redeemable Preference Share, the Company must if required by the terms of issue for that Preference Share but subject to the Corporations Act, at the time and place for redemption specified in, or determined in accordance with, the terms of issue, redeem that Preference Share and, subject to the giving or receiving of a valid redemption notice or other document (if any) required by the terms of issue, pay to or at the direction of the registered holder the amount payable on redemption of that Preference Share.

4.	Brokerage and commission

4.1	Brokerage and commission

The Company may, at any time, pay brokerage or commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Securities of the Company, or procuring, or agreeing to procure subscriptions (whether absolute or conditional) for any Securities of the Company and so that:

(a)	the statutory conditions and requirements for the time being in force (if any) are observed and complied with;

(b)	the amount does not exceed 10% of the price at which the Securities are issued (unless otherwise determined by the Directors);

(c)	the amount may be paid either in cash, or in fully paid Securities of the Company of any class, or in such other manner as the Directors may determine; and

(d)

the Company may grant to any person subscribing, or agreeing to subscribe, or procuring, or agreeing to procure subscriptions for Securities, an option to require the Company to issue to that person, or a nominee of that person, any further Securities of the Company.

4.2	Powers may be exercised by Directors

The powers conferred by clause 4.1 upon the Company may be exercised on its behalf by the Directors.

5.	Ownership of Securities

5.1	No recognition of trust

Except as required by law, no person is (unless the Directors in any case otherwise determine) recognised by the Company as holding any Securities of the Company on any trust.

5.2	Company need only recognise absolute rights

The Company is not bound by, or compelled in any way to recognise (even when the Company has received notice of the matter) any equitable, contingent, future, or partial interest in any share or unit of a Security of the Company, or any other rights in respect of any Security, except an absolute right in the registered holder.

6.	Variation of class rights

6.1	Procedure

If at any time the issued share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with either:

(a)	the written consent of the holders of not less than 75% of the issued shares of that class; or

(b)	the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

6.2	Effect of further or new issue

The rights conferred on the holders of shares of any class in the capital of the Company issued with preferred or other rights, are deemed to be varied by the issue of further shares that rank equally with the existing shares of that class unless otherwise provided by the terms of issue of the existing shares of that class.

7.	Certificates

7.1	Company to issue certificates

Subject to clause 7.2, every person whose name is entered as a Member in the Register is, without payment, entitled to a certificate.

7.2	Participation in computerised or electronic system

(a)

The Company will participate in, or seek admission to, any computerised or electronic system or scheme approved by the Corporations Act. If shares are officially quoted by ASX, or deemed to be quoted by the ASTC Settlement Rules and ASX allows, or otherwise requires, trading of Uncertificated Securities of the Company must comply with the Listing Rules, the ASTC Settlement Rules and any other rules of an Approved CS facility and the Corporations Act regulating the system or scheme applicable to Uncertificated Securities.

(b)

Without limiting the generality of clause 7.2(a) a Member may, subject to the provisions of the Listing Rules and, if applicable, any Relevant Operating Rules, request that all or any of the Certificated Securities held by that Member in the capital of the Company be converted to Uncertificated Securities or vice versa. On receipt by the Company of any such request, the Company must comply with the Listing Rules, any Relevant Operating Rules and the Corporations Act regulating the system or scheme applicable to Certificated Securities and Uncertificated Securities.

(c)	In the case of Securities of the Company which are CHESS approved the Company must at all times, as applicable, comply with the provisions of the Listing Rules and the Relevant Operating Rules.

7.3	Joint holders

In respect of Securities of the Company held jointly by several persons, the Company is not bound to issue more than one certificate or statement (as the case may be) and delivery of a certificate or statement for a Security to one of several joint holders is sufficient delivery to all.

7.4	Issue of replacement certificate

The Company must, subject to clause 7.2, the Corporations Act, the Listing Rules and the Relevant Operating Rules, issue a replacement certificate for Securities if:

(a)	the certificate to be replaced is received by the Company for cancellation and is cancelled; or

(b)

satisfactory evidence has been received by the Company that the certificate previously issued has been lost or destroyed and has not been disposed of and the Member undertakes to return the certificate to the Company if it is found or received by the Member.

7.5	Issue and despatch

Every certificate, statement or notice (as applicable) in respect of a Member’s securityholding must be issued and despatched in accordance with the requirements of the Corporations Act, the Listing Rules and the Relevant Operating Rules.

8.	Calls on shares

8.1	Directors may make calls

(a)

The Directors may, subject to the terms and conditions of issue of any Securities of the Company and to the requirements of the Listing Rules and the Corporations Act, make calls upon the Members in respect of any money unpaid on their Securities and not by the conditions of issue of those Securities made payable at fixed times but so that:

(i)	no call is payable earlier than 30 Business Days from the date fixed for the payment of the last preceding; and

(ii)

each Member must (subject to the provisions of clause 8.1(b) and receiving at least 10 Business Days’ notice or, if the Company is a participant in any computerised or electronic system or scheme relating to shares which are officially quoted by ASX, subject to receiving such period of notice before the due date for payment as is required by the Listing Rules) pay to the Company, at the time or times and place so specified, the amount called on his shares.

(b)

In the event that a person becomes registered as a new Member of the Company or a Member’s securityholding changes after the date of despatch of any notice referred to in clause 8.1(a), the Directors must despatch notices to that new Member and those Members whose securityholdings have changed since despatch of any notice referred to in clause 8.1(a) at least four Business Days prior to and inclusive of the due date of payment of the sum called, or such other period as is required under the Listing Rules.

(c)	Subject to the requirements of the Listing Rules, a call may be revoked or postponed before the due date for payment.

(d)	A call is deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

8.2	Liability for calls

(a)	The joint holders of a Security of the Company are jointly and severally liable to pay all calls in respect of that Security.

(b)

If a sum called in respect of a Security is not paid before or on the day appointed for payment, the person from whom the sum is due must pay interest on the sum from the day appointed for payment to the time of actual payment at such rate as the Directors may determine.

(c)

Any sum which by the terms of issue of a share becomes payable on issue or at any fixed date is, for the purposes of this constitution, deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable and in the event of non payment of interest and expenses, forfeiture or otherwise applies as if the sum had become payable by virtue of a call duly made and notified.

8.3	Differentiation of calls

The Directors may, on the issue of Securities of the Company, differentiate between the holders as to the amount of calls to be paid and the times of payment.

8.4	Directors may waive payment

The Directors may, to the extent permissible by law, waive or compromise all or any part of any payment due to the Company under this clause 8.

8.5	Directors to protect rights of the Company

The Directors must do all such things as may be necessary, or appropriate, under the ASTC Settlement Rules to protect any rights to which the Company may be entitled under any law or under this constitution.

8.6	Payment in advance

The Directors may, if they think fit, receive from any Member willing to advance such sum all or any part of the money uncalled and unpaid upon any Securities held by the Member and upon all or any part of the money so advanced may (until the same would but for the advance become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying the sum in advance.

8.7	Proof of call

On the trial or hearing of any action for the recovery of any money due for any call, it is sufficient to prove that:

(a)	the name of the Member sued is entered in the Register as the holder or one of the holders of the Securities in respect of which such debt accrued;

(b)	the resolution making the call is duly recorded in the minute book; and

(c)	notice of such call was duly given to the Member sued in pursuance of this constitution,

and it is not necessary to prove the appointment of the Directors who made such call or that a quorum of Directors was present at the meeting at which such call was made nor any other matters whatsoever and the proof of such matters is conclusive evidence of the debt.

9.	Forfeiture of Securities

9.1	Notice for payment

(a)

If a Member fails to pay any call or instalment of a call on the day appointed for payment the Directors may, at any time after that day, during such time as any part of the call or instalment remains unpaid serve a notice on that Member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses which may have been incurred by the Company by reason of non payment.

(b)

The notice must name a day (not earlier than 14 days from the date of the notice) and a place or places on and at which the call and interest and expenses are to be paid. The notice must also state that in the event of non payment at or before the time and at the place appointed the shares in respect of which the call is payable will be liable to be forfeited.

9.2	Forfeiture on failure to comply with notice

(a)

If the requirements of any such notice are not complied with, any Securities in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture may include all Dividends declared in respect of the forfeited Securities and not actually paid before the forfeiture.

(b)

When any share has been so forfeited, notice of the resolution must be given to the Member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture with the date must immediately be made in the Register.

(c)

The forfeiture of a Security involves the extinction of all interest in and also of all claims and demands against the Company in respect of the Securities and all other rights incident to the Securities except only such of those rights as by this constitution are expressly waived.

9.3	Disposal of Securities

(a)

A forfeited Security may (subject to the Corporations Act and the Listing Rules) be cancelled, sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

(b)

Any residue remaining after satisfaction of all moneys payable in respect of the forfeited Securities including expenses, must be held in trust and dealt with in accordance with the requirements of the Listing Rules and the Corporations Act.

9.4	Cessation of membership

A person whose Securities have been forfeited ceases to be a Member in respect of the forfeited Securities but, notwithstanding, remains liable to pay and must immediately pay to the Company all money which at the date of forfeiture was payable by that Member in respect of the Securities as set out in the notice referred to in clause 9.1 (together with interest from the date of forfeiture on the money for the time being unpaid at such rate as the Directors may determine until the actual date of payment) but that Member’s liability ceases if and when the Company receives payment in full of all such money in respect of the Securities.

10.	Lien

10.1	Right to a lien

(a)

The Company has subject to this constitution, the Listing Rules, the Relevant Operating Rules and the Corporations Act a first and paramount lien on every Security registered in the name of each Member (whether solely or jointly with others) for:

(i)	all calls payable at a fixed time in respect of that Security and due but unpaid or presently payable by him or his estate to the Company;

(ii)	such amounts (if any) as the Company may be required by law to pay and has paid in respect of that share; and

(iii)	all monies due and remaining outstanding to the Company pursuant to loans made by the Company to any Member under any employee incentive scheme in respect of that share,

but the Directors may, at any time, declare any share to be wholly or in part exempt from the provisions of this clause.

(b)	The Company’s lien on a Security extends to all Dividends payable on it (if any) and all reasonable interest and expenses incurred because of monies remaining outstanding.

10.2	Waiver on registration of transfer

Unless otherwise agreed the registration of a transfer of Securities operates as a waiver of the Company’s lien (if any) on such Securities.

10.3	Sale on exercise of lien

(a)	The Company may sell in such manner as the Directors think fit any Securities on which the Company has a lien but no sale may be made:

(i)	unless a sum in respect of which the lien exists is presently payable; and

(ii)

until the expiration of 14 days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the Security or the person entitled to the Security by reason of his death or bankruptcy.

(b)

To give effect to any sale pursuant to clause 10.3(a), the Directors may authorise some person to effect on behalf of the holders of the Securities an instrument of transfer in order to transfer the Securities sold to the purchaser of the Securities. The purchaser is registered as the holder of the Securities comprised in any such transfer and is not bound to see to the application of the purchase money nor is his title to the Securities affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.4	Application of proceeds of sale

The proceeds of the sale under clause 10.3 must be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue if any must (subject to a like lien for sums not presently payable as existed upon the Securities before the sale) be paid to the person entitled to the Securities at the date of the sale.

10.5	Directors to protect lien

The Directors must do all such things as may be necessary or appropriate under the Relevant Operating Rules to protect any lien, charge or other right to which the Company may be entitled under any law or under this constitution.

11.	Sale of Unmarketable Parcels of Shares

11.1	Power to Sell Non-Marketable Parcels

(a)	The provisions of this clause 10 will have effect notwithstanding any provision in this Constitution to the contrary.

(b)	Subject to the Corporations Act, Listing Rules and ASTC Settlement Rules, the Company may sell the Securities of any Member who holds a Non-Marketable Parcel if:

(i)

the Company gives written notice (Divestment Notice) to that Member of its intention to sell or dispose of its Non-Marketable Parcel in accordance with this clause 11 within a specified time frame, being no less than 42 days after the date on which the notice is sent by the Company (Specified Period); and

(ii)

the Member does not give notice in writing to the Company before the end of the Specified Period that the Member wants to retain its Non-Marketable Parcel, in which case the Company must not sell the Member’s Non-Marketable Parcel.

(c)	Subject to clause 11.1(d), the Company may only exercise its powers under clause 11.1(b) once in any 12 month period.

(d)

From the date on which a Takeover in respect of the Company’s Securities is announced until the close of offers made under that Takeover, the Company’s powers under this clause 11 cease to have any force or effect.

11.2	Exercise of powers by Company

The exercise by the Company of its powers under clause 11.1 extinguishes:

(a)	all interests of relevant Members in the Divested Securities; and

(b)	all claims by relevant Members against the Company in respect of the Divested Securities,

and the remedy of any Member to whom this clause 11 applies, in relation to the sale of that Member’s Securities, is expressly limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

11.3	Appointment of Company as Agent

Each Member in receipt of a Divestment Notice, unless the Member has given written notice to the Company in accordance with 11.1 (b)(ii), is deemed to have irrevocably appointed the Company as the Member’s agent to:

(a)	sell its Non-Marketable Parcel to an arm’s length purchaser, provided that the Company does not do so until after the end of the Specified Period; and

(b)	receive the sale proceeds on behalf of the Member,

although nothing in this clause 11 obliges the Company to sell those Securities.

11.4	Secretary to assist

(a)	The Secretary may, in respect of any sale of a shareholder’s Non-Marketable Parcel under this clause 11:

(i)

execute on behalf of such shareholder an instrument of transfer of the Member’s Non-Marketable Parcel in such manner and form as the Secretary considers necessary and to deliver such share transfer to the purchaser; and

(ii)	take any other action on behalf of any such Member or the Company as the Secretary considers necessary to effect the sale and transfer of the Non-Marketable Parcel.

(b)

A certificate under the hand of the Secretary to the effect that Securities sold under this clause 11 have been duly sold will discharge the purchaser from all liability in respect of the purchase of those Securities.

11.5	Title to Securities

A purchaser of Securities sold under this clause 11 will, upon being entered in the Register as the holder of the Securities, have title to the Securities which is not affected by any irregularity or invalidity in the actions of the Company pursuant to this clause 11 and will not be bound to see to the application of the purchase money or other consideration.

11.6	Proceeds of sale

(a)	If:

(i)	the Company sells a Member’s Non-Marketable Parcel on a Member’s behalf under this clause 11; and

(ii)	any certificate relating to the Securities the subject of the sale has been received by the Company (or the Company is satisfied that the certificate has been lost or destroyed),

the Company must, within 60 days after completion of the sale, cause the proceeds of sale (less any amount due and unpaid in respect of those Securities) to be sent to the Member entitled to those proceeds by sending a cheque made payable to the Member through the post to the address of that Member in the Register (or, in the case of joint holders, to that one whose name stands first in the Register in respect of the joint holding) or by any other means as determined by the Board.

(b)	Payment of any money under this clause 11 is at the risk of the Member to whom it is sent and no money payable under this clause 11 by the Company bears interest as against the Company.

(c)

The Company, or the purchaser of Securities sold under this clause 11, must bear all stamp duty, brokerage and government taxes and charges (except for tax on income or capital gains of the shareholder) payable by the transferor on a sale of Securities pursuant to this clause 11.

11.7	Determination by Company

Any determination made by or on behalf of the Company (including any determination made by the Secretary) under this clause 11, will be binding on, and conclusive (in the absence of a manifest error) against a Member.

12.	Transfer of Securities

12.1	Instrument of transfer

Subject to the Corporations Act, the Listing Rules, the Relevant Operating Rules and this constitution, Securities of the Company may be transferred by:

(a)

a transfer document in writing in any usual or common form executed by or on behalf of the transferor or stamped by the transferor’s broker and executed by or on behalf of the transferee or stamped by the transferee’s broker; or

(b)	any other form approved by the Directors and permitted or required by the Corporations Act.

12.2	Quoted shares or Securities

(a)

The provisions of clause 12.1 do not apply while the Company is a participant in any computerised or electronic system or scheme relating to Securities which are officially quoted by ASX or deemed to be quoted by the ASTC Settlement Rules and while the Relevant Operating Rules provide that, in any case, a written instrument of transfer is not required

(b)

For the purposes of clause 12.2(a), the Directors must do everything necessary or appropriate to enable the Company to participate in any computerised or electronic system or scheme for facilitating the transfer Securities or operation of the Company’s registers which may be operated or sponsored by ASX including (without limitation) the provisions under the Listing Rules and any Relevant Operating Rules.

12.3	Fees

No fee may be charged on the transfer of any Securities.

12.4	No interference with transfer

(a)

The Company must not in any way prevent, delay or interfere with the registration of a transfer document relating to shares or other Securities quoted on ASX except as provided in clauses 12.4(b) and 12.4(c).

(b)	The Directors may, if permitted by the Listing Rules:

(i)	request an Approved CS facility to apply a Holding Lock to prevent a transfer of Securities in the Company from being registered; or

(ii)	refuse to register a paper-based transfer document,

in any of the circumstances provided in the Listing Rules.

(c)

The Directors must, if required by the Listing Rules or if a transfer would result in a breach of the Listing Rules or a restriction agreement, request an Approved CS facility to apply a Holding Lock to prevent the transfer of Securities in the Company from being registered in any circumstances other than as provided in clauses 12.4(b) and 12.5.

12.5	Reservation of Securities

Notwithstanding the provisions of clause 12.4 the Company must in accordance with the Listing Rules, refuse to register a paper-based transfer where some or all of the Securities the subject of the transfer are reserved for a bidder because the holder of Securities in the bid class has accepted an offer under an off-market bid unless:

(a)	the off-market bid is not, or ceases to be, subject to a defeating condition; and

(b)	the transfer is to, or is effected at the direction of the bidder.

12.6	Proportional takeover bid

(a)

Subject to the Corporations Act, the Listing Rules, clause 12.7 and despite any other provision of this constitution, if offers are made under a proportional takeover bid for Securities of the Company:

(i)

the Directors must refuse to register a transfer giving effect to a takeover contract for the bid unless and until a resolution (approving resolution) to approve the bid is passed in accordance with the provisions of this clause; and

(ii)

a person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the bid was made, held bid class Securities is entitled to vote on an approving resolution; and

(iii)	an approving resolution is to be voted on at a general meeting of the Company by the persons entitled to vote on the resolution, or in such other manner provided by the Corporations Act; and

(iv)

an approving resolution that has been voted on is taken to have been passed if the proportion that the number of votes cast in favour of the resolution bears to the total number of votes cast on the resolution is greater than 50%, and otherwise is taken to have been rejected.

(b)	For the purposes of clause 12.6(a), an approving resolution in relation to a proportional takeover bid must be passed before the 14th day before the last day of the bid period to be effective.

(c)

The provisions of clauses 15 to 19 (both inclusive) of this constitution and the Corporations Act that applies to general meetings of the Company have effect, with such modifications as the circumstances may require, to a meeting called and held under clause 12.6(a).

12.7	Period of effect of proportional takeover bid provisions

Clause 12.6 ceases to have effect on the third anniversary of the date of passing of the special resolution to adopt this constitution as the Company’s constitution, in accordance with the Corporations Act and, in the event that the Corporations Act is amended to remove the requirement to periodically renew that clause, this clause 12.7 ceases to have any effect.

12.8	No disposal of Restricted Securities

Notwithstanding the provisions of clause 12.4, no disposal of Restricted Securities is permitted during the escrow period and the Company must refuse to acknowledge a disposal (including registering a transfer) of any Restricted Securities during the escrow period, except as permitted by the Listing Rules and ASX.

12.9	Notice of refusal to register a transfer

In the event that the Company refuses to register a transfer of any Securities in accordance with the provisions of clause 12.4, the Company must give to the lodging party written notice of the refusal and the precise reasons for the refusal within five Business Days after the date on which the transfer was lodged with the Company.

12.10	Holding Lock

If the Company requests ASX or an Approved CS facility to apply a Holding Lock in accordance with the provisions of clause 12.4, the Company must give the holder of the Securities written notice of the Holding Lock and the reasons for the Holding Lock within five Business Days after the date on which the Company asked for the Holding Lock to be applied.

12.11	Procedures for transfer

(a)	Every transfer document must:

(i)	in the case of a transfer of Certificated Securities:

(A)	be left at the registered office of the Company or the office of the Company’s share registry;

(B)

be accompanied by a certificate for the shares the subject of the instrument of transfer unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(C)	be accompanied by such other evidence of the transferor’s right to transfer the Securities as the Directors may require;

(ii)

in the case of a transfer of Securities where a Member has elected to have his holding converted from certificated to uncertificated mode, be left at the registered office of the Company or the office of the Company’s Securities registry but need not be accompanied by a certificate; and

(iii)	in the case of a transfer of Uncertificated Securities, in accordance with the Listing Rules or the Relevant Operating Rules regulating transfer and registration procedures.

(b)

All instruments of transfer once registered must be retained by the Company but any instrument of transfer which the Directors may decline to register must, except in the case of apparent fraud, be returned on demand to the person depositing the instrument.

12.12	Register to remain open

Except as otherwise permitted by the Corporations Act, the Listing Rules or the Relevant Operating Rules, the Register must remain open every Business Day.

12.13	Register to be audited

The Directors must cause the Register to be audited in accordance with the provisions of the Listing Rules, the ASTC Settlement Rules and any other Relevant Operating Rules.

12.14	Waiver of transfer requirements

The Directors may, to the extent permissible by law, waive all or any of the requirements of this clause 11 and prescribe such other requirements for the purposes of giving effect to the provisions of clause 11 or otherwise.

12.15	Delegation of powers

The Directors may delegate their authority under this clause 11 to any person as the Directors may consider to be appropriate or necessary having regard to all the circumstances.

13.	Transmission of Securities

13.1	Legal personal representatives

(a)	The legal personal representative of a deceased sole holder of shares is the only person recognised by the Company as having any title to the share.

(b)

In the case of a Securities registered in the names of two or more holders, the survivors or survivor, or the legal representatives of the deceased survivor, are the only persons recognised by the Company as having any title to the Securities but nothing contained in this constitution releases the estate of a deceased joint holder from any liability in respect of any Securities which had been held jointly by him with other persons.

13.2	Registration of transfer on transmission

(a)	Any of the following persons:

(i)	either of the parents or the guardian of any infant Member;

(ii)	any person becoming entitled to a share in consequence of the bankruptcy of a Member;

(iii)	the legal personal representative of a deceased Member;

(iv)	the beneficiaries of a deceased Member becoming entitled to a Security under the deceased Member’s will or the next of kin of the deceased Member entitled on an intestacy;

(v)	any person having authority in law to manage the affairs of a Member who, by reason of mental or physical infirmity, is unable to manage his affairs,

may, on evidence being produced as to his status or authority as is from time to time properly required by the Directors, have the right either to be registered themselves or to make such transfer of the Security as the Member could have made but the Directors, in any such case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Security by the Member, if the Member had been alive or capable of transferring the Security.

(b)

Where two or more persons are jointly entitled to be registered pursuant to the provisions of clause 13.2(a) they are, for the purposes of this constitution, deemed to be joint holders of the Securities.

13.3	Entitlements on registration

A person entitled to be registered as a Member in respect of a Security of the Company pursuant to clause 13.2 is entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Security except that he must not, before being registered as a Member in respect of the Security, be entitled in respect of the Security to exercise any right conferred by membership in relation to a general meeting of the Company unless at least 48 hours prior to the time of holding the relevant general meeting at which he proposes to vote, he must satisfy the Directors of his entitlement to be registered as a Member in respect of a Security pursuant to clause 13.2, or the Directors must have previously admitted his right to vote at an adjourned general meeting.

14.	Conversion and reduction of capital

14.1	Conversion by resolution

(a)	The Company may (subject to clause 6, the Listing Rules and the Corporations Act) by resolution convert all or any of its Securities into a larger or small number.

(b)	For the purposes of clause 14.1(a), any amount unpaid on Securities to be converted is to be apportioned equally among the replacement Securities.

14.2	Reduction of capital

Subject to the Listing Rules and the Corporations Act, the Company may reduce its share capital in any way which is not otherwise authorised by law.

15.	General meetings

15.1	Calling and holding general meetings

(a)

An annual general meeting of the Company must be held in accordance with the provisions of this constitution and the Corporations Act. Any reference in this constitution to general meetings (where the context so requires) means and include annual general meetings.

(b)

The Directors may, whenever they think fit, call a general meeting and general meetings must be called on such requisition or, in default, may be called by such requisitionists as provided by the Corporations Act.

(c)

If at any time there are not sufficient Directors capable of acting to form a quorum for the purpose of calling a general meeting, any Director or any Members of the Company holding not less than 5% of the votes that may be cast at general meetings may call and arrange to hold a general meeting in the same manner, as nearly as possible, in which meetings may be called by the Directors.

15.2	Postponement or change of general meetings

The Directors may, subject to the provisions of the Corporations Act, by notice in writing to ASX postpone, cancel or change the place of any general meeting as the Directors may consider to be necessary or appropriate from time to time.

15.3	Notice of general meetings

Subject to the provisions of the Corporations Act relating to resolutions and special resolutions and agreements for shorter notice and to the provisions of the Listing Rules, written notice must be given in accordance with the Corporations Act and the Listing Rules of all general meetings specifying:

(a)	the place, date and time for the meeting (and, if the general meeting is to be held in two or more places, the technology that will be used to facilitate this);

(b)	the general nature of the business of the general meeting;

(c)	if a special resolution is to be proposed:

(i)	an intention to propose the special resolution; and

(ii)	the special resolution itself;

(d)	if a Member is entitled to appoint a proxy, that:

(i)	the Member has a right to appoint a proxy;

(ii)	the proxy does not need to be a Member of the Company; and

(iii)	that a Member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise; and

(e)	such other information as provided by clause 18 or prescribed by the Corporations Act or the Listing Rules.

15.4	Electronic Notice

(a)	If a Member nominates:

(i)	an electronic means by which the member may be notified that notices of meeting are available; and

(ii)	an electronic means the member may use to access notices of meeting,

the Company may give the Member notice of the meeting by notifying the Member (using the notification means nominated by the Member):

(iii)	that the notice of meeting is available; and

(iv)	how the member may use the access means nominated by the member to access the notice of meeting.

(b)	A notice of meeting given to a Member by this electronic means is taken to be given on the business day after the day on which the member is notified that the notice of meeting is available.

15.5	Rights of holders of Preference Shares

The holders of Preference Shares (if any) have the same rights as the holders of Ordinary Shares as regards receiving notices, reports and audited accounts and are entitled to attend general meetings of the Company.

15.6	Omission to give notice

The accidental omission to give notice of a meeting to any Member, or the non receipt of notice of a meeting by any Member, does not invalidate the proceedings at any meeting.

15.7	Business at general meetings

All business is deemed special that is transacted at a general meeting and all business that is transacted at an annual general meeting is also deemed special with the exception of:

(a)	sanctioning a Dividend;

(b)	the consideration of the annual financial report, Directors’ report and auditor’s report;

(c)	the election of Directors;

(d)	the appointment of the auditor; and

(e)	the fixing of the auditor’s remuneration.

15.8	Resolutions without general meetings

(a)

Subject to the Corporations Act, any resolution of the Company determined on without any general meeting and evidenced in writing under the hand of each Member of the Company who, for the time being, is entitled to attend and vote or of his proxy or attorney appointed as provided in this constitution, or (if the Member is a corporation) of its corporate representative appointed as provided in this constitution or the Corporations Act, is as valid and effectual as a resolution duly passed at a general meeting of the Company.

(b)

Any resolution passed in accordance with the provisions of clause 15.8(a) may consist of identical copies of the document recording the resolution and accompanying information, each signed by one or more Members or their respective proxies, attorneys or, if any Members are corporations, by their respective representatives.

16.	Proceedings at general meeting

16.1	Quorum

(a)	No business may be transacted at any general meeting unless a quorum of two Members is Present at the time when the meeting proceeds to business.

(b)	If within 15 minutes from the time appointed for the meeting a quorum is not Present:

(i)	the meeting, if called on the requisition of Members, is dissolved; and

(ii)	in any other case:

(A)	it stands adjourned to the same day, in the next week, at the same time and place; and

(B)	if at the adjourned meeting a quorum is not Present within 15 minutes from the time appointed for the meeting, the meeting is dissolved.

16.2	Chairing general meetings

(a)	Subject to the provisions of the Corporations Act and the Listing Rules, the Chairperson (if any) elected by the Directors must chair each general meeting of the Company or if there is no such Chairperson, or if at any meeting he is not Present within 15 minutes after the time appointed for holding the meeting, or is unwilling to act, the persons Present and entitled to vote at a meeting must choose some one of their number to chair the meeting.

(b)	The Chairperson may, with the consent of any meeting at which a quorum is Present (and must if so directed by the meeting), adjourn the meeting from time to time and from place to place but so that:

(i)	no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place;

(ii)	when a meeting is adjourned for 10 days or more at any one time, notice of the adjourned meeting must be given as in the case of an original meeting;

(iii)	save as otherwise provided in this clause, it is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

16.3	Decisions at general meetings

(a)	At any general meeting a resolution put to the vote of the meeting may be decided on a show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded:

(i)	by the Chairperson;

(ii)	by at least three Members Present having the right to vote at the meeting; or

(iii)	by any Member or Members Present and representing not less than 5% of the votes that may be cast on the resolution on a poll,

and unless a poll is so demanded, a declaration by the Chairperson that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(b)	The demand for a poll may be withdrawn.

(c)

If a poll is duly demanded, it may be taken in such manner and either at once or after an interval or adjournment, or otherwise as the Chairperson directs and the result of the poll is the resolution of the meeting at which the poll was demanded but a poll demanded on the election of a Chairperson, or on a question of adjournment, must be taken immediately.

16.4	Chairperson not to have casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairperson of the meeting at which the show of hands takes place, or at which the poll is demanded, is not entitled to a second or casting vote.

17.	Votes of members

17.1	Voting at general meetings

Subject to this constitution and to any special rights or restrictions imposed on or attaching to any shares or classes of shares by the Directors:

(a)	on a show of hands, each Member Present who holds one or more Voting Shares is entitled to one vote at meetings of Members; and

(b)

on a poll, every Member has one vote for each fully paid share held and, if at any time there is on issue any share which has not been fully paid up, that share confer only the proportion of one vote which the sum paid up (excluding any amount credited as paid up) on that share bears to the total issue price of that share.

17.2	Rights of holders of Restricted Securities

In the event of a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement entered into by the Company under the Listing Rules in relation to Securities which are classified under the Listing Rules or by ASX as Restricted Securities, the Member holding those Restricted Securities ceases to be entitled to vote in respect of those Restricted Securities for so long as the breach subsists.

17.3	Rights of holders of Preference Shares

The holders of Preference Shares (if any) are entitled to vote at any general meeting called and held for the purpose of:

(a)	reducing the capital of the Company;

(b)	sanctioning the terms of a buy-back agreement;

(c)	winding up the Company and during the winding up of the Company;

(d)	sanctioning a disposal of the whole of the property, business and undertaking of the Company;

(e)	where any proposition directly affects the rights and privileges attaching to the Preference Shares,

and the holders of Preference Shares (if any) are entitled to vote at any general meeting during a period when any Dividend (or part of a Dividend) payable in respect of those Preference Shares is in arrears.

17.4	Joint holders

In the case of joint holders, the vote of the senior Present who tenders a vote must be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority is determined by the order in which the names stand in the Register.

17.5	Voting by committee or trustee

A Member who is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under any relevant law relating to mental health, may vote whether on a show of hands or on a poll by his committee or by the trustee or by such other person as properly has the management of his estate and any such committee, trustee or other person may vote by proxy or attorney.

17.6	Infant Members

A Member who is an infant may vote by either of his parents or by his guardian upon such evidence being produced of the relationship or of the appointment of the guardian as the Directors may, from time to time, properly require.

17.7	Entitlement to vote

No Member is entitled to vote at any general meeting in respect of any particular shares on which calls due and payable by that Member to the Company in respect of those shares have not been paid or as otherwise provided under the Listing Rules.

17.8	Objections to right to vote

Subject to the Listing Rules, no objection may be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting is valid for all purposes. Any objection made in due time may be referred to the Chairperson of the meeting whose decision is final and conclusive.

17.9	Method of voting

On a show of hands and on a poll votes may be given either personally or by representatives appointed pursuant to this constitution or by attorney or by proxy.

18.	Proxies

18.1	Member’s entitlement to appoint proxy

(a)	Each Member of the Company entitled to attend and cast a vote at a general meeting may appoint an individual or body corporate as his proxy to attend and vote for that Member at the general meeting.

(b)	If a Member is entitled to cast two or more votes at the meeting, that Member may appoint not more than two proxies.

(c)	A proxy need not be a Member of the Company.

18.2	Instrument of appointment

(a)	The instrument appointing a proxy must, subject to clause 18.2(b), be in written form and:

(i)	if the appointor is an individual, signed by the appointor; or

(ii)	if the appointor is a corporation, signed in accordance with the constitution of that corporation; or

(iii)	in either case, signed by the duly authorised attorney of the Member.

(b)	Despite clause 18.2(a), an appointment of proxy is valid if it is authenticated in a manner prescribed by the Corporations Act.

(c)

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or otherwise authenticated as prescribed by the Corporations Act or a notarially certified copy of that power or authority must be received by the Company not less than 48 hours before the time for holding the general meeting or adjourned general meeting at which the person named in the instrument proposes to vote (unless a shorter period is specified in the notice of general meeting to which the proxy relates) and, in default, the instrument of proxy must not be treated as valid unless otherwise determined by the Chairperson.

(d)

For the purposes of clause 18.2(c), an instrument appointing a proxy must be received by the Company in any manner prescribed by the Corporations Act or as specified in the notice of meeting for that purpose.

18.3	Proportion or number of votes

Where a Member appoints two proxies, the appointment may specify the proportion or number of votes that the proxy may exercise.

18.4	Authority to demand poll

Any instrument appointing a proxy confers authority to demand, or join in demanding, a poll.

19.	Body corporate representatives

19.1	Member’s entitlement to appoint representative

Any body corporate which is a Member of the Company may appoint an individual (whether a Member of the Company or not) whom it thinks fit as its representative to exercise all or any of the powers that the body corporate may exercise by Corporations Act.

19.2	Rights of corporate representative

The person so appointed is entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise (including the giving of any consent and the signing of any resolution, appointment or other document) if it were a natural person and also to exercise all the powers mentioned in clause 19.1 as are conferred by the instrument of appointment.

19.3	Certificate of appointment

(a)

A certificate executed in accordance with the constitution of the body corporate, accompanied by such other evidence as the Directors may properly require of any appointment of a representative, must be received by the Company before the commencement of the meeting or adjourned meeting at which the person named in the certificate proposes to vote and, in the case of a resolution to be determined on without any general meeting, before the resolution or other document or statement in which the resolution is set out is circulated for signing by the Members of the Company entitled to vote on the resolution.

(b)	For the purposes of clause 19.3(a), a certificate of appointment must be received by the Company in any manner prescribed by Corporations Act or as specified in the notice of meeting for that purpose.

20.	Meetings of classes of shareholders

At every separate meeting of holders of shares of any class, the provisions of this constitution relating to general meetings must, with such modifications as are necessary, apply but so that (subject to clause 6.1):

(a)	the necessary quorum is two Members holding issued shares of the class; or

(b)	where only one Member is the holder of shares of the class that Member Present constitutes a quorum; and

(c)	any holder of shares of the class Present at the meeting may demand a poll.

21.	Directors

21.1	Number of Directors

The number of the Directors must, unless otherwise provided by the Corporations Act, be not less than three.

21.2	Company may fix number

The Company may from time to time by resolution passed at a general meeting, fix the number of Directors or increase or reduce the number of Directors (but so that the number must be not less than the minimum number required by clause 21.1) and may (subject to the provisions of clause 23) determine in what rotation the increased or reduced number is to go out of office.

21.3	Election

(a)

No person other than a retiring Director is eligible for election as a Director at any general meeting unless he or she or some other Member intending to propose him or her has, at least 35 days before the general meeting (unless otherwise required by the Corporations Act or the Listing Rules or such shorter period as is permitted by the Board), left at the Company’s registered office a notice in writing duly signed by the nominee giving his or her consent to the nomination and signifying his or her candidature for the office or the intention of such Member to propose him or her.

(b)	Notwithstanding the provisions of clause 21.3(a), in the case of a person recommended by the Directors for election, 14 days notice is necessary.

(c)	Notice of each and every candidate for election to the Board must be served on the Members at least seven Business Days prior to the date of the general meeting at which the election is to take place.

21.4	Auditor not eligible for appointment

No person is eligible for appointment as a Director who is the auditor, or a partner or employer or employee of the auditor, or who is bankrupt, or who has current a composition or arrangement with or an assignment of his estate for the benefit of his creditors, or who is a person whose person or estate is liable to be dealt with in any way under any relevant law relating to mental health.

21.5	Qualification

No share qualification is required of a Director.

21.6	Remuneration

(a)

The Directors (other than executive Directors) may be paid out of the funds of the Company by way of remuneration for their services such fixed sum as is, from time to time, determined by the Board and such remuneration may be paid to, or applied for the benefit of, the Directors in such proportions and in such manner as the Directors may determine and in default of such determination, equally.

(b)

If any Director, being willing, is called upon to perform extra services or to make any special exertions in going from his usual residence or otherwise for any of the purposes of the Company, the Company may remunerate the Director (other than any executive Director) for so doing in such sum (not being, if the Listing Rules so prohibit, a commission on, or percentage of, profits or of operating revenue) as may be determined by the Board.

(c)

Executive Directors of the Company may be remunerated in such manner as the Directors may from time to time determine (not being, if prohibited by the Listing Rules, a commission on, or percentage of, operating revenue).

21.7	Increase in payments to Directors

(a)

The remuneration of the Directors must not be increased except at a general meeting called by a notice specifying the intention to propose the increase, the amount of the increase and the maximum sum that may be paid to the Directors as a whole.

(b)	The provisions of clause 21.7(a) do not apply to the salary of an executive Director.

21.8	Payment of expenses

The Directors may also be paid all travelling and other expenses properly incurred by them in attending, participating in and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company.

22.	Disqualification of directors

22.1	Vacation of office

The office of Director must be vacated if the Director:

(a)	ceases to be a Director pursuant to any provision of the Corporations Act;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	becomes prohibited from being a Director by reason of any order made under the Corporations Act;

(d)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under any relevant law relating to mental health;

(e)	resigns his office by notice in writing to the Company; or

(f)	is removed from office pursuant to this constitution.

22.2	Exclusions and disclosure of certain interests

Notwithstanding any rule of law or equity to the contrary but subject always to the provisions of the Corporations Act and the Listing Rules:

(a)

a Director is not disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, or from being employed or acting in any capacity professionally or otherwise by or on behalf of the Company;

(b)

no contract made by a Director with the Company and no contract or arrangement entered into by or on behalf of the Company with any company or partnership of, or in which, any Director is a director, Member or otherwise in any way directly or indirectly interested and no contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested is liable to be impeached, affected or avoided by reason of the Director holding his office;

(c)

no Director so contracting or being such Director, Member or so interested is liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding his office, or of the fiduciary relation thereby established, or by reason of his interest;

(d)

subject to the provisions of clause 22.3 and the Corporations Act, a Director (including an alternate Director) may not be present at a meeting of Directors while a matter relating to a contract or arrangement in which the Director has (directly or indirectly) a material personal interest is being considered and may not vote on, or in relation to, the matter;

(e)	a Director may execute, or attest the affixing of the common seal to, any document relating to a contract or arrangement in which the Director has an interest;

(f)

a Director may hold any other office or place of profit in the Company in conjunction with his directorship and may be appointed upon such terms as to remuneration, tenure of office and otherwise as may be arranged by the Directors;

(g)

a Director of the Company may be or become a director of any other companies promoted by the Company and any subsidiary company or company having dealings with the Company and that Director is not accountable for any benefits received as a director or member of or holder of any office or place of profit under such company and the Directors may exercise the voting power conferred by the shares in any companies held or owned by the Company in such manner, in all respects, as the Directors think fit and any such Director of the Company may vote in favour of the exercise of such voting rights in that manner notwithstanding that he may be, or be about to be, appointed a director of such other company.

22.3	Disclosure not required

The provisions of clause 22.2(d) do not apply to an interest that a Director has:

(a)	as a Member of the Company; and

(b)	in common with the other Members of the Company, or

(c)	in a matter relating to any contract of insurance merely because the contract insures or would insure that Director as an officer of the Company in accordance with the provisions of clause 37.1; or

(d)	as otherwise permitted by the Corporations Act.

22.4	Notice to ASX

The Company must, in accordance with the provisions of the Listing Rules, advise ASX without delay (or within such period of time as required, from time to time, by the Listing Rules) of any information concerning Directors’ interests, the affairs of the Company including (without limitation) any contract or arrangement involving Directors’ interests, and of any other information or matter required by the Listing Rules, that may be considered to have a material effect on the price or value of the Company’s Securities.

23.	Rotation of directors

23.1	Rotation

(a)

A Director, other than a Managing Director, must not hold office for more than three years or beyond the third annual general meeting following his appointment (whichever is the longer period) without submitting himself for re-election.

(b)	A retiring Director may act until the conclusion of the meeting at which he retires and is eligible for re-election.

(c)

If in any year, there is no Director who is required to submit himself for re-election pursuant to clause 23.1(a), the Director to retire by rotation at that annual general meeting will be the Director who has been longest in office and the length of time a Director has been in office is, subject to section 203D(7) of the Corporations Act, computed from his last election.

(d)

As between Directors who have been in office an equal length of time, the Directors to retire are, in default of agreement between them, determined by drawing lots in any manner determined by the Chairperson of Directors or if he is not able and willing to act, by the deputy Chairperson.

(e)	For the purpose of ascertaining the number and identity of the Directors to retire by rotation, a Director appointed by the Directors is not taken into account.

(f)	The Company may, at a meeting at which the Directors retire by rotation, fill all or any of the vacant places by election and may fill up any other vacancy.

23.2	Election each year

An election of Directors, other than a Managing Director, must be held each year.

24.	Tenure and removal of directors

24.1	Term of office

Each Director holds office until he resigns or is removed or vacates office as provided in this constitution.

24.2	Removal by Members

Subject to the Corporations Act, the Company, by resolution at a general meeting:

(a)	may remove a Director from office; and

(b)	may appoint a new Director to replace any Director who is removed from office,

and any Director appointed pursuant to clause 24.2(b) holds office for the remainder of the term of office of the Director who is removed from office.

24.3	Appointment by Members

Subject to the Corporations Act and the Listing Rules, the Company, by resolution at a general meeting:

(a)	may appoint a Director to fill a casual vacancy; and

(b)	may appoint additional Directors,

and any Director appointed pursuant to this clause 24.3 is subject to retirement by rotation in accordance with clause 23.

24.4	Casual vacancy or addition to Board

(a)

The Directors have power, at any time and from time to time, to appoint any person to be a Director either to fill a casual vacancy (including an appointment to increase the total number of Directors to the minimum number required by the Corporations Act) or as an addition to the existing Directors but so that the total number of Directors must not at any time exceed the number (if any) fixed in accordance with this constitution.

(b)	Any Director appointed pursuant to clause 24.4(a) holds office until the next annual general meeting and is then eligible for re-election.

25.	Managing director

25.1	Appointment

(a)

The Directors may, from time to time, appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and subject to the terms of any agreement entered into in any particular case, may revoke any such appointment.

(b)

A Director appointed as Managing Director is not, while holding that office, subject to retirement by rotation or be taken into account in determining the rotation of retirement of Directors but his appointment is automatically determined if he ceases, for any reason, to be a Director.

25.2	Remuneration

The Managing Director may, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary or participation in profits or partly in one way and partly in another) as the Directors may determine.

25.3	Powers

The Directors may entrust to and confer upon the Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with, or to the exclusion of, their own powers and may from time to time revoke, withdraw, alter or vary all or any of those powers.

26.	Alternate directors

26.1	Appointment of Alternate Directors

A Director may appoint any person (who need not be a Member of the Company) to be an alternate Director in his place during such period as he thinks fit.

26.2	Rights of Alternate Director

Any person while he holds office as an Alternate Director, is entitled to notice of meetings of Directors and to attend and vote thereat and to exercise all the powers of the appointor in his place.

26.3	Vacation of office

An Alternate Director must ipso facto vacate office if his appointor vacates office as a Director or removes the appointee from office.

26.4	Notice of appointment or removal

Any appointment or removal under this clause 26 must be effected by notice in writing to the Company and to person concerned under the hand of the Director who makes the appointment or removal.

27.	Powers and duties of directors

27.1	Management of Company

The business of the Company is managed by the Directors who may exercise all the powers of the Company that are not by the Corporations Act or by this constitution required to be exercised by the Company in general meeting subject nevertheless to any provision of this constitution and to the provisions of the Corporations Act.

27.2	Members approval to significant changes

The Directors must not make a significant change (either directly or indirectly) to the nature and scale of its activities except after having disclosed full details to ASX in accordance with the requirements of the Listing Rules and the Directors must not sell or otherwise dispose of the main undertaking of the Company without the approval of the Company in general meeting in accordance with the requirements of the Listing Rules.

28.	Proceedings of directors

28.1	Directors’ Meetings

The Directors may meet together to adjourn and otherwise regulate their meetings as they think fit using any technology consented to from time to time by all the Directors.

28.2	Decisions at Directors’ Meetings

(a)	Questions arising at any meeting are decided by a majority of votes cast by Directors entitled to vote.

(b)	In the case of an equality of votes, the Chairperson does not have a second or casting vote.

28.3	Calling Directors’ Meetings

A Director may, and the Secretary at the request of a Director, may at any time call a meeting of the Directors.

28.4	Quorum

Subject to clause 28.9, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless fixed is two, being Directors who are entitled to attend and vote.

28.5	Notice of Meetings

(a)	Notice of a meeting of Directors must be given to each Director in such manner as the Directors may, pursuant to clause 28.1, determine from time to time.

(b)	Unless the Directors in any case otherwise determine, the provisions contained in clauses 28.10 or 35 (as the case may be) apply to the giving of notice pursuant to the provisions of this clause 28.5.

28.6	Chairperson

The Directors may elect a Chairperson of their meetings and determine the period for which he is to hold office but if no Chairperson is elected or, if at any meeting the Chairperson is not present within 15 minutes after the time appointed for holding the meeting or declines to act, the Directors present may choose one of their number to chair the meeting.

28.7	Delegation of powers

(a)

The Directors may delegate any of their powers to a committee of the Directors. Any committee so formed must, in the exercise of the powers so delegated, conform to any regulations that are imposed on that committee by the Directors.

(b)

A committee may elect a chairperson of its meetings but if no chairperson is elected or, if at any meeting the chairperson is not present within 15 minutes after the time appointed for holding the meeting or declines to act, the members of that committee present may choose one of their number to chair the meeting.

(c)

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting must be determined by a majority of votes of the members of such committee present and the chairperson has a deliberative but not a second or casting vote.

(d)

The Directors may delegate any of their powers to one of their number who may in the exercise of the powers so delegated, conform to any regulations which may be imposed upon him by the Directors and receive such remuneration as the Directors may determine.

28.8	Validity of actions

All acts done by any meeting of the Directors, or of a committee of Directors, or by any person acting as a Director, is notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or person so acting, or that they or any of them were disqualified, as valid as if every Director or other person had been duly appointed and was qualified to be a Director.

28.9	Resolutions without meetings

(a)

A resolution which has been signed by a majority of the Directors for the time being entitled to vote in relation to the resolution (not being less than a quorum) is as valid and effectual from the time it is signed by the last Director constituting the majority as if it had been passed at a duly convened meeting of Directors provided each Director has received 24 hours notice of the resolution.

(b)

Any resolution passed in accordance with the provisions of clause 28.9(a) may consist of identical copies of the document recording the resolution and accompanying information, each signed by one or more Directors. An electronic transmission purporting to be signed by a Director will, for the purposes of this clause, be deemed to be in writing signed by that Director.

28.10	Telephone and audio visual communications

(a)

For the purpose of this constitution, the contemporaneous linking together by telephone or by such other method of audio or audio visual communication system, of a number of the Directors not less than the quorum specified in clause 28.4 constitutes a meeting of the Directors and all the provisions in this constitution as to meetings of the Directors apply to such meetings subject to the following conditions:

(i)

all the Directors for the time being entitled to receive notice of a meeting of the Directors are entitled to notice of a meeting by telephone or by such other method of audio or audio visual communication system and to be linked by telephone or such other audio or audio visual communication system for the purposes of such meeting;

(ii)	each of the Directors taking part in the meeting by telephone must be able to hear each of the other Directors taking part at the commencement of the meeting; and

(iii)	at the commencement of the meeting each Director must acknowledge his presence for the purpose of a meeting of the Directors of the Company to all other Directors taking part.

(b)

A notice of a meeting of Directors may be given by telephone or such other method of audio or audio visual communication system as the Directors may from time to time determine or as provided in clause 35.

(c)

A Director may not leave the meeting by disconnecting his telephone or such other audio or audio visual communication system unless he has previously obtained the express consent of the Chairperson of the meeting and a Director is conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the Chairperson to leave the meeting as aforesaid.

(d)

A minute of the proceedings at such meeting by telephone or such other method of audio or audio visual communication system is be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified to be a correct minute by the Chairperson of the meeting.

29.	Secretary

One or more persons may, in accordance with the Corporations Act, be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them.

30.	Minutes

(a)	The Directors must cause minutes to be made:

(i)	of all appointments of officers;

(ii)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(iii)	of all resolutions and proceedings at all meetings of Members of the Company and of the Directors and of committees of Directors and of all resolutions determined on without meetings; and

(iv)	of all other matters required by the Corporations Act.

(b)

Except in the case of documents deemed to constitute minutes in accordance with the provisions of the Corporations Act and resolutions signed in accordance with the provisions of clauses 15.8 and 28.9, all minutes must be signed by the Chairperson of the meeting at which the proceedings were held or by the Chairperson of any succeeding meeting.

31.	Seal and execution of documents

31.1	Common seal

(a)	The Company may have a common seal.

(b)

If the Company has a common seal, the Directors must provide for the safe custody of the common seal of the Company (and if they think fit of a share seal which is hereby authorized in accordance with the Corporations Act) which may only be used with the authority of the Directors and every instrument to which the common seal is affixed must be signed by at least one Director and must be countersigned by the Secretary or another Director or by some other person or persons appointed by the Directors to attest the affixing of the common seal.

31.2	Execution of documents without common seal

All documents which of legal necessity need not be under common seal and which the Company is capable in law of entering into is legally binding on the Company if signed in the same manner as is prescribed in clause 31.1(b) or as otherwise provided by the Corporations Act.

31.3	Duplicate

The Company may have a duplicate common seal which is a copy of the common seal with the addition on its face of the words “duplicate seal” or “share seal” or “certificate seal” and a certificate for Securities issued under such seal if affixed in the same manner as is prescribed in clause 31.1 is deemed for all purposes to be sealed with the common seal.

31.4	Negotiable instruments

All cheques, bills of exchange, promissory notes or other negotiable instruments may be signed, drawn, made, accepted or endorsed (as the case may be) for and on behalf of the Company in such manner and by such person or persons as the Directors may from time to time determine.

31.5	Signatures

The Directors have power to determine whether or not printed or facsimile signatures may be used on instruments referred to in clause 31.4.

32.	Dividends

32.1	Dividend rights

(a)

Subject to the provisions of clauses 32.2 and 32.3 and to the rights attaching to shares issued on special terms and conditions, the profits of the Company are divisible among the Members in proportion to the number of shares held by them but, in the case of partly paid shares, all Dividends must be apportioned and paid in the proportion that the amount paid up on those shares bears to the total issue price. Any amount paid up on a partly paid share during the period in respect of which a Dividend is declared only entitles the holder of that share to an apportioned amount of such Dividend as from the date of payment and any amount credited as paid up on a share is not to be taken into account for the purposes of this clause. Where capital is paid up on any shares in advance of calls, such capital is not taken as paid for the purposes of this clause.

(b)

The Directors may declare that a Dividend be paid to the Members according to the Members’ rights and interests in the profits and the Directors may fix the amount, the time for payment and the method of payment.

32.2	Dividends payable in accordance with law

No Dividend is payable except in accordance with the Corporations Act as amended from time to time and no Dividend carries interest as against the Company.

32.3	Restricted Securities – breach of Listing Rules

In the event of a breach of the Listing Rules relating to Restricted Securities or a breach of a restriction agreement entered into by the Company under the Listing Rules in relation to shares which are classified under the Listing Rules or by ASX as Restricted Securities, the Member holding those Restricted Securities cease to be entitled to any Dividends in respect of those Restricted Securities for so long as the breach subsists.

32.4	Directors to retain Dividends

The Directors may retain the Dividends payable upon shares in respect of which any person is under clause 13.2 entitled to be registered as a Member of which any person under that clause is entitled to transfer, until any such person becomes a Member in respect of such shares or duly transfers the shares.

32.5	Limitation on transfer unless registered

Subject to the provisions of the Listing Rules, or the ASTC Settlement Rules, a transfer of shares must not pass the right to any Dividend declared on such shares unless the transfer is lodged for registration on or before the date fixed by the Directors as the record date in respect of the Dividend or if a date is not so fixed, the date the Dividend is declared.

32.6	Receipts

Any one of the several persons who are registered as the joint holders of any share may give effectual receipts for all Dividends and payments on account of Dividends in respect of that share.

32.7	Unclaimed Dividends

All Dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until duly claimed or until the said moneys become payable to some official under any law relating to unclaimed moneys.

32.8	Method of payment

(a)

Any Dividend may, unless otherwise directed by a Member, be paid by automatic payment to any bank nominated in writing for that purpose by that Member or person entitled, or by cheque or warrant sent through the post to the registered address of the Member or person entitled or, in the case of joint holders, to the bank nominated by or the registered address of the Member whose name stands first in the Register in respect of the joint holding.

(b)	The Company is not liable for any loss arising from any mode of payment referred to in clause 32.8(a).

32.9	Declaration of Dividend by Members and calls

(a)

Any general meeting declaring a Dividend may make a call on the Members of such amount as the meeting fixes but so that the call on each Member must not exceed the Dividend payable to him and so that the call be made payable at the same time as the Dividend and that the Dividend may be set off against the call.

(b)	The making of a call under clause 32.9(a) is deemed ordinary business of an annual general meeting which declares a Dividend.

32.10	Dividends and distribution rights

The Directors may, from time to time, in respect of any Dividend or any part of a Dividend direct that the payment be effected wholly or in part by the distribution to the persons entitled of specific assets or documents of title and, without limiting the generality of this clause:

(a)	paid up Ordinary Shares, debentures or debenture stock in or of the Company; or

(b)	paid up Ordinary Shares, debentures or debenture stock in or of any other company; or

(c)	any combination of the above,

and any disputes or other difficulties which may arise in relation to such distribution must be settled in such manner as the Directors may determine.

32.11	Dividend Reinvestment, Employee and Bonus Share Plans

(a)

The Directors may, subject to the Corporations Act and the Listing Rules, establish and maintain one or more plans (Plan) whereby some or all of the Members may elect in terms of one or more of the following for a period or periods as provided in the Plan:

(i)

that Dividends paid in respect of some or all of the shares from time to time held by the Member must be satisfied by the issue or transfer of fully paid shares of the same class as such shares so held; or

(ii)

that Dividends must not, to the extent provided in the Plan, be declared or paid in respect of some or all of the shares from time to time held by the Members but that the Member will receive an issue or transfer of fully paid shares of the same class as the shares so held in accordance with the Plan; or

(iii)

if elections in terms of clauses 32.11(a)(i) and 32.11(a)(ii) are available under the Plans, in terms of clause 32.11(a)(i) as to some of the shares from time to time held by the Member and in terms of clause 32.11(a)(ii) as to the others of them; or

(iv)	certain Directors and employees of the Company or its related bodies corporate or associated companies or entity may acquire, whether by issue or transfer, shares or options to acquire shares.

(b)	For the purposes of clause 32.11(a), the Directors may, subject to the Listing Rules, in their absolute discretion:

(i)	prescribe the terms and conditions of the Plan, including any rules in relation to the Plan;

(ii)	from time to time vary the terms and conditions of the Plan and any agreement between the Company and a Member relating to the Plan;

(iii)	determine whether a Member is permitted to participate in the Plan or ceases to participate in the Plan; and

(iv)	terminate or suspend the Plan,

and a Member who participates in the Plan is bound by the terms and conditions of the Plan as prescribed and as varied from time to time.

(c)

Any Plan established and maintained under the provisions of clauses 32.11(a) and 32.11(b) has effect in accordance with its terms and the Directors will do (and will have authority under clauses 32.11(a) and 32.11(b) to do) all things necessary and convenient for the purposes of implementing the Plan, including (but without limitation) the issue of shares and of necessary appropriation, capitalisation, application, payment and distribution of funds which may lawfully be appropriated, capitalised, applied, paid or distributed for the purposes of the issue.

33.	Reserves and provisions

33.1	Reserves

(a)	The Directors may set aside out of the profits of the Company such sums as they think proper as reserves which may at the discretion of the Directors be applicable for any purpose to which the profits of the Company may be properly applied and pending any such application may at the like discretion either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

(b)	The Directors may, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

33.2	Capitalisation of profits

(a)

The Directors may from time to time, subject to the Listing Rules and the Corporations Act, pass a resolution to the effect that any money investments or other assets available for distribution as Dividend but not required for the payment or provision of any fixed preferential Dividend, whether standing to the credit of any reserve or provision or not, and:

(i)	forming part of the undivided profits of the business of the Company; or

(ii)	representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company; or

(iii)	arising from the realisation of any capital assets of the Company or any investments representing the same,

must be capitalised and, subject to the terms on which the shares in the Company are issued, must be distributed amongst the holders of all of the shares or of such one or more classes of shares as the Directors think fit without making a distribution among the holders of other classes of shares or must be distributed in different proportions among the holders of different classes of shares.

(b)	For the purposes of clause 33.2(a):

(i)

the resolution may declare that all or any part of the capitalised fund may be applied in paying up in part or in full shares or debentures of the Company and that such application may be accepted by the Members entitled to share in the distribution in part or in full satisfaction of their interests in the capitalised sum;

(ii)

when any such resolution has been passed the Directors may issue a sufficient number of shares or may issue a sufficient amount of debentures to the Members entitled to share in the distribution in satisfaction of their respective interests in the capitalised sum and as nearly as may be in proportion to the amounts paid up on the shares of the relevant class or classes held by them; and

(iii)

prior to such issue the Directors may authorize any person on behalf of the holders of the shares to whom a distribution is to be made to enter into any agreement with the Company for the issue to them of shares to be credited as fully paid up or partly paid up and in satisfaction of the bonus or for the issue to them of debentures in satisfaction of the bonus and any agreement made under such authority is effective.

33.3	Settlement of capitalisation and distribution

For the purposes of giving effect to any resolution for capitalisation and distribution of undivided profits or other moneys or for satisfaction of a Dividend by distribution of shares or other assets of the Company the Directors may:

(a)

settle as they think expedient any difficulty that may arise in making the distribution and, in particular, they may determine that fractions of less value than $1 may be disregarded in order to adjust the rights of all parties;

(b)	fix the value for distribution of any specific assets;

(c)	determine the amount of any cash payments to be made to any Members upon the footing of the value so fixed;

(d)	vest any cash or specific assets in trustees upon such trusts for the persons entitled to the capitalised fund or Dividend (as the case may be) as may seem expedient to the Directors; and

(e)

where necessary, file a proper contract in accordance with any statutory requirements and appoint any person to sign the contract on behalf of the persons entitled to the capitalised fund or Dividend (as the case may be) and such appointment is effective.

33.4	Payment in foreign currency

For the purpose of clause 32 and this clause 33 the Directors may, with the approval of the Member concerned or pursuant to the terms of issue of any shares held by that Member, determine to pay any amount payable to that Member in the currency of another country and the Directors may fix a date for payment at which date the relevant exchange rate will be determined.

34.	Accounts

34.1	Company to keep accounts

The Directors must keep or cause to be kept proper books of account and must distribute copies of financial reports as required by the Corporations Act and the Listing Rules and must, from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations the records, accounts and books of the Company, or any of them, is open to the inspection of Members not being Directors and no Member (not being a Director) has any right of inspecting any record, account, book or paper of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

34.2	Accounts to be audited

The Directors must cause the accounts of the Company to be audited in accordance with the requirements of the Corporations Act and the Listing Rules.

35.	Notices

35.1	Method of giving notice

A notice may be given by the Company to any Member:

(a)	personally; or

(b)	by sending it by post to him at his registered address or to the address (if any) supplied by him to the Company for the giving of notices to him; or

(c)	by sending it to the fax number or electronic address (if any) nominated by the Member; or

(d)	in the case of an overseas Member, by air mail or to the fax number nominated by that Member or such other manner as will ensure prompt receipt by that Member; or

(e)	by any other means determined by the Directors in accordance with the provisions of clause 35.2(c).

35.2	Service of notice

(a)

Where a notice is sent by post, service of the notice is deemed to be effected by properly addressing prepaying and posting a letter containing the notice and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(b)	A notice of meeting sent by fax or other electronic means is taken to be given on the Business Day after it is sent.

(c)

Notwithstanding the provisions of clause 35.1, if the Directors determine, a notice may be given by any other means as ensures prompt receipt of the notice and service of the notice is deemed to be effected if the mode of service of the notice is properly addressed and paid for and lodged for delivery or transmission with a competent authority or body and to have been effected at the time at which in the ordinary course that mode of service of the notice would be delivered.

35.3	Notice to joint holders

A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

35.4	Notice to legal personal representatives and trustees

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or assignee of the bankrupt or by any like description at the address if any supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

35.5	Persons entitled to notice

(a)	Notice of every general meeting must be given in any manner authorised by the constitution to:

(i)	every Member except those Members who have not supplied to the Company an address for the giving of notices to them;

(ii)	every person entitled to a share in consequence of the death or bankruptcy of a Member who but for his death or bankruptcy would be entitled to receive notice of the meeting;

(iii)	the auditor for the time being of the Company;

(iv)	ASX; and

(v)	such other persons as required by the Corporations Act.

(b)	No person other than as referred to in clause 35.5(a) is entitled to receive notices of general meetings.

36.	Winding up

36.1	Distribution

(a)

If the Company is wound up and the assets available for distribution among the Members are insufficient to repay the whole of the paid up capital the assets must be distributed so that, as nearly as may be, the losses are borne by the Members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively.

(b)

If in a winding up, the assets available for distribution among the Members are sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed amongst the Members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively.

(c)	The provisions of clauses 36.1(a) and 36.1(b) must not add to or detract from the rights of the holders of shares issued on special terms and conditions.

36.2	Members to approve payment of fee or commission

(a)

On the sale of the Company’s main undertaking or on the voluntary liquidation of the Company, no fee or commission may be paid to any Director or liquidator unless it has been ratified by the Members in general meeting.

(b)	Written notification of the amount of the proposed payment must be given to all Members at least 14 days prior to the meeting at which the payment is to be considered.

36.3	Distribution in specie

(a)

If the Company is wound up, whether voluntarily or otherwise, the liquidator may with the sanction of a special resolution divide among the contributories in specie or in kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator with the like sanction thinks fit.

(b)

If thought expedient, any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part but in the event of a determination otherwise than in accordance with the legal rights of the contributories, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if such determination were a special resolution passed pursuant to section 507 of the Corporations Act.

(c)	In case any shares to be divided among the contributories involve a liability to calls or otherwise, any person entitled under the division to any of the shares may within 10 days after the passing of the special resolution, by notice in writing, direct the liquidator to sell his proportion and pay him the net proceeds and, if practicable, the liquidator must act in accordance with that direction.

37.	Indemnity and insurance

37.1	Indemnification of officers

(a)	The Company may indemnify a person who is, or has been, an officer of the Company, to the full extent permissible by law, out of the property of the Company, against:

(i)	any liability incurred by that person as an officer of the Company; and

(ii)	legal costs incurred in defending an action for a liability incurred by that person as an officer of the Company,

except in respect of a liability or legal costs for which the Company is prohibited from indemnifying the officer pursuant to the Corporations Act.

(b)

For the avoidance of doubt, clause 37.1(a) will not apply so as to enable the Company to indemnify a person who is, or has been, an officer of the Company to the extent that the law precludes the giving of such an indemnity.

37.2	Insurance premium

The Company may pay a premium for a contract insuring a person who is, or has been, an officer of the Company against:

(a)	any liability incurred by that person as an officer of the Company; and

(b)

any liability for costs and expenses incurred by that person in defending proceedings relating to that person acting as an officer of the Company, whether civil or criminal, and whatever their outcome, except any liabilities in respect of which the Company is prohibited from doing so pursuant to the Corporations Act.

38.	Deadlock

In the event of an equality of votes for and against any resolution proposed or submitted at any meeting of the Directors that resolution must be put to a meeting of the Company called and held for that purpose.

39.	ASX

(a)	Notwithstanding anything contained in this constitution, if the Listing Rules prohibit an act being done, the act must not be done.

(b)	Nothing contained in this constitution prevents an act being done that the Listing Rules require to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this constitution to contain a provision and it does not contain such a provision, this constitution is deemed to contain that provision.

(e)	If the Listing Rules require this constitution not to contain a provision and it contains such a provision, this constitution is deemed not to contain that provision.

(f)	If any provision of this constitution is or becomes inconsistent with the Listing Rules, this constitution is deemed not to contain that provision to the extent of the inconsistency.